Exhibit 99.1

1ST DETECT SECURES SIGNIFICANT PURCHASE ORDER

FOR CHECKPOINT SECURITY

Austin, Texas – May 8, 2023 Astrotech Corporation (NASDAQ: ASTC) announced today that its 1st Detect subsidiary has received a 17 unit order for its TRACER 1000™ explosives trace detector (ETD). The systems will be deployed in Europe with deliveries scheduled to be fulfilled over the remainder of this calendar year. We expect this sale will expand 1st Detect’s footprint to 22 sites across 14 countries in Europe and Asia.

“We’re excited to extend our reach into more checkpoints throughout the world. Based on our near-zero false alarm rate, we believe that the TRACER 1000 improves checkpoint efficiency and passenger throughput by reducing the need for time-consuming and invasive secondary screenings that costs airports millions in lost merchandise and food sales,” said Thomas B. Pickens III, Chairman and Chief Executive Officer of 1st Detect.

The Astrotech Mass Spectrometer Technology™ (AMS Technology) powers the breakthrough TRACER 1000, the first certified ETD to use mass spectrometry. The TRACER 1000 is a rugged, fast, small, and easy to use mass spectrometer with near-zero false alarms. The TRACER 1000 is the only mass spectrometry-based ETD to have received European Civil Aviation Conference (ECAC) certification for both checkpoint and cargo security.

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly-owned subsidiaries. 1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB develops and sells chemical analyzers for use in the agriculture market. BreathTech is developing a breath analysis tool to screen for volatile organic compounds that could indicate bodily infections and critical conditions. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the adverse impact of recent inflationary pressures, including significant increases in fuel costs, global economic conditions and events related to these conditions, including the ongoing war in Ukraine and the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Jaime Hinojosa, Chief Financial Officer, Astrotech Corporation, (512) 485-9530